Exhibit 16

                      [EDWARDS, FAUST & SMITH LETTERHEAD]

August 21, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Firstmark Corp. dated August 21, 1996.

Yours truly,

/s/ Edwards, Faust & Smith
Edwards, Faust & Smith